                                                                    EXHIBIT 99.1

                     Press Release dated January 17, 2001

For Information Contact
-----------------------
At Greater Bay Bancorp:                At Financial Relations Board:
David L. Kalkbrenner                   Christina Carrabino (general information)
President and CEO                      James Hoyne (analyst contact)
(650) 614-5767                         Dawn Swidorski (financial media)
Steven C. Smith                        (415) 986-1591
EVP, CAO and CFO
(650) 813-8222

                                    FOR IMMEDIATE RELEASE

  GREATER BAY BANCORP REPORTS OVER 50% INCREASE IN YEAR END AND FOURTH QUARTER
                          2000 CORE OPERATING RESULTS

                    -Company Exceeds $5.0 Billion in Assets-

PALO ALTO, CA, January 17, 2001 -- Greater Bay Bancorp (Nasdaq: GBBK), a $5.1 billion in assets financial services holding company, today announced record results for the fourth quarter and year ended December 31, 2000. Greater Bay Bancorp's core earnings, which is its net income, excluding nonrecurring warrant income and merger related expenses, for the fourth quarter of 2000 increased 53% to $21.0 million, or $0.47 per diluted share, compared to $13.7 million, or $0.33 per diluted share, in the fourth quarter of 1999.

Income, including nonrecurring warrant income and excluding nonrecurring merger related expenses, increased to $21.5 million, or $0.48 per diluted share, for the fourth quarter of 2000, compared to $18.2 million, or $0.43 per diluted share, in the fourth quarter of 1999.

For the fourth quarter of 2000, net income increased to $18.0 million, or $0.41 per diluted share, compared to net income of $14.2 million, or $0.34 per diluted share for the fourth quarter of 1999. Net income for the fourth quarter of 2000 included $870,000 in pre-tax nonrecurring warrant income and $4.6 million in merger related expenses compared to $14.3 million of pre-tax nonrecurring warrant income and $6.4 million in nonrecurring merger related expenses, for the fourth quarter of 1999.

Based on its core earnings for the fourth quarter of 2000, Greater Bay Bancorp's return on average equity was 26.38%, its return on average assets was 1.74% and its efficiency ratio was 45.52%, while the fourth quarter of 1999 core earnings resulted in a return on average equity of 23.65%, return on average assets of 1.45% and an efficiency ratio of 50.37%.

Greater Bay Bancorp's core earnings, which is its net income, excluding nonrecurring warrant income and merger related expenses, for the year ended December 31, 2000 also increased 53% to $70.7 million, or $1.62 per diluted share, compared to $46.2 million, or $1.15 per diluted share, for the year ended December 31, 1999.

Income, including nonrecurring warrant income and excluding nonrecurring merger related expenses, increased to $78.2 million, or $1.80 per diluted share, for the year ended December 31, 2000, compared to $50.8 million, or $1.26 per diluted share, for the year ended December 31, 1999.

For the year ended December 31, 2000, net income increased to $58.5 million, or $1.35 per diluted share, compared to net income of $44.2 million, or $1.10 per diluted share, for the year ended December 31, 1999. Net income for the year ended December 31, 2000 included $13.0 million in pre-tax nonrecurring warrant income and $30.1 million in merger related expenses compared to $14.5 million of pre-tax nonrecurring warrant income and $10.3 million of nonrecurring merger related expenses for the year ended December 31, 1999.

Based on its core earnings for the year ended December 31, 2000, Greater Bay Bancorp's return on average equity was 24.08%, its return on average assets was 1.61% and its efficiency ratio was 46.36%, while for the year ended December 31 1999, Greater Bay Bancorp's core earnings resulted in a return on average equity of 21.08%, return on average assets of 1.39% and an efficiency ratio of 54.45%.

Non-interest income, excluding warrant income, continues to grow, reflecting Greater Bay Bancorp's efforts to further diversify and expand its revenue stream. For the fourth quarter of 2000, the Company's trust fees, depositor services fees, gain on sale of SBA loans, and loan and international banking fees were $5.9 million, up 37% from $4.3 million in the fourth quarter of 1999.

At December 31, 2000, Greater Bay Bancorp's total assets were $5.1 billion, an increase of 37% or $1.4 billion from December 31, 1999. Total loans grew to $3.6 billion, an increase of 46% or $1.1 billion (34% excluding the Matsco acquisition which resulted in the purchase accounting acquisition of $291 million in loans) from December 31, 1999, while total deposits increased to $4.2 billion, an increase of 28% or $902 million from December 31, 1999.

"Once again, our company had an outstanding year with a record 53% increase in core earnings combined with quality asset growth in excess of 37%. Our Super Community Banking Strategy, with its strong emphasis on our relationship banking model, continues to be successful, as our operating results prove clients like to do business in their local communities served by people they know and trust," said David Kalkbrenner, president and chief executive officer of Greater Bay Bancorp.

Mr. Kalkbrenner added, "Greater Bay Bancorp continues to have record core operating performance, with fourth quarter core EPS of $0.47 per diluted share,

the 16th consecutive quarter of earnings per share increases, and return on
-------------------------------------------------------------
average equity in the fourth quarter in excess of 26%, the 13th consecutive
                                                           ----------------
quarter where shareholders' return on average equity exceeded 20%."
------------------------------------------------------------------

Mr. Kalkbrenner continued, "With the slowdown in the economy, the 50 basis point rate decrease by the Federal Reserve should be a stimulus to keep the economy growing. We believe this initial rate decrease will not have a significant impact on our net interest margin or net income for 2001, as we are continuing to experience good quality new business volume."

Greater Bay Bancorp's allowance for loan losses increased to 2.32% of total loans at December 31, 2000, compared to 2.18% at September 30, 2000 and 1.94% at December 31, 1999, while its ratio of non-performing assets to total assets was 0.26% at December 31, 2000, compared to 0.36% at September 30, 2000 and 0.19% at December 31, 1999. The allowance for loan losses was 635.70% of total non-performing assets at December 31, 2000, compared to 413.94% at September 30, 2000 and 690.23% at December 31, 1999.

The capital ratios of Greater Bay Bancorp and each of its subsidiary banks continue to be above the well-capitalized guidelines established by the bank regulatory agencies.

Mr. Kalkbrenner commented, "Our ability to continue to support internal growth while integrating four bank mergers during 2000 is a tribute to our high quality people and their commitment to "deliver" for our clients and shareholders. During the fourth quarter, we successfully integrated and converted the Bank of Santa Clara and the Bank of Petaluma to Greater Bay systems. The acquisition of The Matsco Companies, which is headquartered in Emeryville, California and specializes in financial services for the dental and veterinary markets, closed in November 2000 and we expect to fully integrate it during February 2001."

                   Looking Forward - 2001 Performance Goals

Looking toward 2001, Mr. Kalkbrenner stated, "Based on our current analysis of business conditions in the San Francisco Bay Area and our opportunities to expand current and prospective client relationships, we remain optimistic about our prospects for 2001. During periods of economic uncertainty, well-disciplined community banks in local markets always have opportunities to attract excellent new business relationships from bigger banks who make
decisions not to serve certain market segments.   We recognize that credit
          ---
quality may fluctuate during periods of economic uncertainty, but we are positioned with a strong balance sheet and a client relationship focus that has proven successful and which we believe will continue to be successful."

The following 2001 performance guidance, which was previously disclosed in a press release dated November 27, 2000, remains unchanged based on expectations of a soft "landing" in the Bay Area economy:

                  .  Loan growth in the 20%-25% range
                  .  Deposit growth 15%
                  .  Revenue growth of 22%-27%
                  .  Return on equity greater than 20%
                  .  Return on average assets greater than 1.4%
                  .  Efficiency ratio less than 48%
                  .  Earnings per share growth of 17%-25%

Greater Bay Bancorp through its ten subsidiary banks, Bank of Petaluma, Bank of Santa Clara, Bay Area Bank, Bay Bank of Commerce, Coast Commercial Bank, Cupertino National Bank, Golden Gate Bank, Mid-Peninsula Bank, Mt. Diablo National Bank, and Peninsula Bank of Commerce, along with its operating divisions serves clients throughout Silicon Valley, San

Francisco, the San Francisco Peninsula, the East Bay Region, the North Bay Region and the Central Coastal Region.

Greater Bay Bancorp's fourth quarter earnings conference call is scheduled for January 17, 2001 at 8:00 am PST. Investors have the opportunity to listen to the conference call live on the Internet at http://www.vcall.com. Investors should
                                        --------------------
go to the Vcall web site 15 minutes prior to the start of the call to register.
It may be necessary to download audio software to hear the conference call.   To
do so investors should click on the Real Player icon and follow directions from there. A replay of the conference call will be available through Vcall for 30 days. A replay of the conference call will also be available for seven days by calling (703) 925-2435 or (888) 266-2086, code 4885141.

Greater Bay Bancorp's corporate press releases are available on the Company's Web site at http://www.gbbk.com.
            -------------------

Safe Harbor
Certain matters discussed in this press release constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to the Company's current expectations regarding future operating results, growth in loans, deposits and assets, continued success of its Super Community Banking strategy and the strength of the local economy. These forward looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward looking statements. These risks and uncertainties include, but are not limited to: (1) the impact of changes in interest rates, a decline in economic conditions at the international, national and local levels and increased competition among financial service providers on the Company's results of operations, the Company's ability to continue its internal growth at historical rates, the Company's ability to maintain its net interest spread, and the quality of the Company's earning assets; (2) government regulation; (3) the ability to successfully integrate recently completed mergers and acquisitions;
(4) the risks relating to the Company's warrant positions set forth in the paragraph below; and (5) the other risks set forth in the Company`s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 1999.

We have historically obtained rights to acquire stock, in the form of warrants, in certain clients as part of negotiated credit facilities. We may not be able to realize gains from these equity instruments in future periods due to fluctuations in the market prices of the underlying common stock of these companies. The timing and amount of income, if any, from the disposition of client warrants typically depend upon factors beyond our control, including the general condition of the public equity markets, levels of mergers and acquisitions activity, and legal and contractual restrictions on our ability to sell the underlying securities. Therefore, future gains cannot be predicted with any degree of accuracy and are likely to vary materially from period to period. In addition, a significant portion of the income we realize from the disposition of client warrants may be offset by expenses related to our efforts to build an infrastructure sufficient to support our present and future business activities, as well as expenses incurred in evaluating and pursuing new business opportunities.

For investor information on Greater Bay Bancorp at no charge, call our automated shareholder information line at 1-800-PRO-INFO (1-800-776-4636) and enter code GBBK. For international access, dial 1-201-432-6555.



                          - FINANCIAL TABLES FOLLOW -

                              GREATER BAY BANCORP
                      DECEMBER 31, 2000 - FINANCIAL SUMMARY
                  ($ in 000's, except share and per share data)

SELECTED CONSOLIDATED FINANCIAL CONDITION DATA:

                                                                  Dec 31       Sept 30        Jun 30        Mar 31        Dec 31
                                                                    2000          2000          2000          2000          1999
                                                             -----------   -----------   -----------   -----------   -----------

Cash and Due From Banks ...................................  $   270,774   $   243,207   $   232,371   $   182,642   $   147,222
Investments ...............................................    1,100,333     1,085,257     1,110,239     1,187,241       999,623
Loans:
       Commercial .........................................    1,562,712     1,250,056     1,130,322     1,042,686       926,075
       Term Real Estate - Commercial ......................      967,428       890,127       869,226       834,146       764,034
                                                             -----------   -----------   -----------   -----------   -----------

         Total Commercial .................................    2,530,140     2,140,183     1,999,548     1,876,832     1,690,109
       Construction .......................................      691,912       581,956       516,998       494,099       479,163
       Real Estate - Other ................................      176,568       174,997       127,571       126,363       140,852
       Consumer and Other .................................      216,459       206,632       209,019       172,571       167,257
       Deferred Loan Fees, Net ............................      (13,657)      (13,440)      (13,829)      (13,066)      (12,911)
                                                             -----------   -----------   -----------   -----------   -----------

         Total Loans ......................................    3,601,422     3,090,328     2,839,307     2,656,799     2,464,470
          Allowance for Loan Losses .......................      (84,014)      (67,637)      (58,578)      (52,852)      (48,047)
                                                             -----------   -----------   -----------   -----------   -----------

       Total Loans, Net ...................................    3,517,408     3,022,691     2,780,729     2,603,947     2,416,423
Other Assets ..............................................      241,863       196,914       195,746       194,001       173,461
Total Assets ..............................................  $ 5,130,378   $ 4,548,069   $ 4,319,085   $ 4,167,831   $ 3,736,729
                                                              ==========    ==========   ===========   ===========   ===========

Deposits:
       Demand, Non-Interest Bearing .......................  $ 1,003,828   $   899,496   $   851,590   $   847,815   $   727,613
       NOW, MMDA and  Savings .............................    2,082,708     2,132,184     2,032,360     2,070,090     1,838,868
       Time Certificates, $100,000 and over ...............      784,118       737,533       675,031       589,072       534,662
       Other Time Certificates ............................      294,407       156,125       157,554       145,221       161,745
                                                             -----------   -----------   -----------   -----------   -----------

         Total Deposits ...................................    4,165,061     3,925,338     3,716,535     3,652,198     3,262,888
                                                             -----------   -----------   -----------   -----------   -----------

Other Borrowings ..........................................      431,228       135,313       156,037       116,092       117,0
Other Liabilities .........................................      112,224        87,702        60,368        61,598        54,894
         Total Liabilities ................................    4,708,513     4,148,353     3,932,940     3,829,888     3,434,834
                                                             -----------   -----------   -----------   -----------   -----------

Trust Preferred Securities ................................       99,500        99,500        99,500        58,500        49,000
Stockholders' Equity ......................................      322,365       300,216       286,645       279,443       252,895
                                                             -----------   -----------   -----------   -----------   -----------

Total Liabilities and Shareholders' Equity ................  $ 5,130,378   $ 4,548,069   $ 4,319,085   $ 4,167,831   $ 3,736,729
                                                             ===========   ===========   ===========   ===========   ===========

Average Quarterly Total Loans, excluding Nonaccrual .......  $ 3,326,505   $ 2,962,402   $ 2,826,612   $ 2,553,083   $ 2,326,382
Average Quarterly Investments .............................  $ 1,095,752   $ 1,225,598   $ 1,154,824   $ 1,138,163   $ 1,091,046

Average Quarterly Interest Earning Assets .................  $ 4,422,257   $ 4,188,000   $ 3,981,436   $ 3,691,246   $ 3,417,428
Average Quarterly Interest Bearing Liabilities ............  $ 3,334,513   $ 3,044,342   $ 2,972,538   $ 2,819,566   $ 2,699,848

Average Quarterly Assets ..................................  $ 4,783,445   $ 4,532,392   $ 4,213,203   $ 3,979,375   $ 3,752,978
Average Quarterly Equity ..................................  $   316,331   $   301,644   $   284,653   $   269,530   $   230,644

Total Regulatory Capital
       Tier I or Leverage Capital .........................  $   417,847   $   412,724   $   385,854   $   346,472   $   302,073
       Total Capital ......................................  $   475,891   $   462,807   $   447,301   $   390,554   $   343,091

Nonperforming Assets
       Nonaccrual Loans ...................................  $    12,493   $    14,884   $     8,779   $     6,327   $     5,744
       Loans 90 Days Past Due & Accruing (1) ..............          723           641           712            41           139
       Restructured Loans .................................         --             420           420           743           807
       OREO ...............................................         --             395           229           271           271
                                                             -----------   -----------   -----------   -----------   -----------

Total Nonperforming Assets ................................  $    13,216   $    16,340   $    10,140   $     7,382   $     6,961
                                                             ===========   ===========   ===========   ===========   ===========

Greater Bay Trust Company Assets ..........................  $   773,791   $   838,659   $   795,042   $   751,677   $   697,435




SELECTED QUARTERLY CONSOLIDATED FINANCIAL CONDITION RATIOS:

                                                                 Dec 31       Sept 30        Jun 30        Mar 31        Dec 31
                                                                   2000          2000          2000          2000          2000
                                                             -----------   -----------   -----------   -----------   -----------

Loan to Deposit Ratio  (including $291 million
 Matsco loans accounted for as a Purchase) ................       86.47%        78.73%        76.40%        72.75%        75.53%
Loan to Deposit Ratio  (excluding Matsco loans)............       79.47%        78.73%        76.40%        72.75%        75.53%
Ratio of Allowance for Loan Losses to:
        Total Loans .......................................        2.32%         2.18%         2.05%         1.98%         1.94%
        Total Nonperforming Assets ........................      635.70%       413.94%       577.69%       715.96%       690.23%

Total Nonperforming Assets to Total Assets ................        0.26%         0.36%         0.23%         0.18%         0.19%

Ratio of Quarterly Net Charge-offs to Average Loans,
 annualized ...............................................        0.31%         0.37%         0.58%          0.26%        0.22%
Ratio of YTD Net Charge-offs to YTD Average Loans,
 annualized ...............................................        0.38%         0.41%         0.44%          0.26%         0.09%

Internal Loan Growth, Annualized (including $291 million
 Matsco loans accounted for as a Purchase) ................       65.79%        35.17%        27.63          31.39%        36.87%
Internal Loan Growth, Annualized (excluding Matsco loans) .       28.28%        35.17%        27.63          31.39%        36.87%
Recurring Revenue Growth, Annualized (including
 $291 million Matsco loans accounted for as a Purchase) ...       32.62%        20.97%        38.33%         19.14%        54.51%
Recurring Revenue Growth, Annualized (excluding Matsco
 loans) ...................................................       22.67%        20.97%        38.33%         19.14%         54.51%

Average Earning Assets to Average Total Assets ............       92.45%        92.40%        94.50%         92.76%         91.06%
Average Earning Assets to Average Interest-Bearing
 Liabilities ..............................................      132.62%       137.57%       133.94%        130.92%        126.58%

Capital Ratios:
        Leverage ..........................................        8.77%         9.11%         9.16%          8.71%          8.05%
        Tier 1 Risk Based Capital .........................        9.40%        10.83%        10.87%         10.30%          9.75%
        Total Risk Based Capital ..........................       10.70%        12.14%        12.61%         11.62%         11.07%

Risk Weighted Assets ......................................  $ 4,446,088   $ 3,812,504    $3,548,503    $ 3,362,293    $ 3,098,774

Book Value Per Share (2) ..................................  $      7.69    $     7.21    $     6.94     $     6.80    $      6.38
Total Shares Outstanding (2) ..............................   41,929,173    41,648,016    41,284,372     41,121,745     39,635,048

(1) Subsequent to year-end a loan totaling aprroximately $500,000 was paid current. In addition, three loans totaling $3.7 million were paid off in January 2001 and not included in the above totals.

(2) Prior periods have been restated for the 2 for 1 stock split effective October 4, 2000.

Note: Prior periods have been restated to reflect the mergers between Greater Bay Bancorp, Mt. Diablo Bancshares, Coast Bancorp., Bank of Santa Clara and Bank of Petaluma on a pooling-of-interests basis.

                               GREATER BAY BANCORP
                      DECEMBER 31, 2000 - FINANCIAL SUMMARY
                  ($ in 000's, except share and per share data)



SELECTED QUARTERLY CONSOLIDATED OPERATING DATA:

                                                           Fourth          Third           Second          First           Fourth
                                                          Quarter         Quarter         Quarter         Quarter         Quarter
                                                            2000            2000            2000            2000            1999
                                                          ---------      ---------      ---------      ---------       ---------
Interest Income .......................................    $104,376       $ 96,612       $ 87,538       $ 79,837        $ 73,124
Interest Expense (6) ..................................      38,898         36,852         31,017         29,633          26,412
                                                          ---------      ---------      ---------      ---------       ---------
        Net Interest Income Before Provision for
        Loan Losses ...................................      65,478         59,760         56,521         50,204          46,712
Provision for Loan Losses .............................       6,316          7,844          8,312          5,624           6,383
                                                          ---------      ---------      ---------      ---------       ---------
        Net Interest Income After Provision for
        Loan Losses ...................................      59,162         51,916         48,209         44,580          40,329

Other Income:
Trust Fees ............................................         954            822            827            847             774
Depositor Service Fees ................................       2,034          2,219          2,194          2,147           1,426
ATM Fees ..............................................         748            817            676            650             581
Loan and International Banking Fees ...................       2,562          2,497          1,927          1,176           1,959
Gain on Sale of SBA Loans .............................         312            429            753            696             143
Gain/(loss) on Investments ............................          21              3             58             (1)            (37)
Other Income (1) ......................................       1,289          1,288          1,482          3,112           4,601
                                                          ---------      ---------      ---------      ---------       ---------
                                                              7,920          8,075          7,917          8,627           9,447
Nonrecurring - Warrant Income (4) .....................         870          2,767            740          8,609          14,278
                                                          ---------      ---------      ---------      ---------       ---------
  Other Income ........................................       8,790         10,842          8,657         17,236          23,725

Operating Expenses:
Compensation and Benefits .............................      17,449         15,792         15,258         15,825          15,383
Occupancy and Equipment ...............................       5,711          5,575          5,117          5,285           4,628
Professional Services & Legal .........................       1,083          1,312          1,199          1,110             594
Client Services .......................................         563            477            496            545             489
FDIC Insurance and Assessments ........................         356            379            251            250             113
Other Real Estate, Net ................................           5           --               41             10             (53)
Other Expenses (6) ....................................       8,241          6,980          7,092          6,210           7,135
                                                          ---------      ---------      ---------      ---------       ---------
  Total Operating Expenses ............................      33,408         30,515         29,454         29,235          40,126
                                                          ---------      ---------      ---------      ---------       ---------
Income Before Income Taxes, Merger and Other Related
        Nonrecurring Costs ............................      34,544         32,243         27,412         32,581          23,928
Income Taxes:
Income Tax Expense ....................................      12,695         11,173          9,953          9,306           7,739
Nonrecurring Income Tax Expense (4) ...................         366          1,164            290          3,590          (2,046)
                                                          ---------      ---------      ---------      ---------       ---------
  Total Income Tax Expense ............................      13,061         12,337         10,243         12,896           5,693
Income Before Merger and Other Related Nonrecurring
 Costs ................................................      21,483         19,906         17,169         19,685          18,235
Merger and Other Related Nonrecurring Costs, net
 of tax (4) ...........................................       3,533          7,037          6,744          2,389           3,995
                                                          ---------      ---------      ---------      ---------       ---------
        Net Income ....................................    $ 17,950       $ 12,869       $ 10,425       $ 17,296        $ 14,240
                                                          =========      =========      =========      =========       =========

SELECTED QUARTERLY CONSOLIDATED OPERATING RATIOS:
                                                             Fourth          Third         Second          First          Fourth
                                                            Quarter        Quarter        Quarter        Quarter         Quarter
                                                               2000           2000           2000           2000            1999
Income Per Share (Before Nonrecurring and Merger
 Items) (4), (5)
        Basic .........................................       $0.50          $0.44          $0.41          $0.37           $0.35
        Diluted .......................................       $0.47          $0.42          $0.39          $0.35           $0.33
Income Per Share (Before Merger Items) (5)
        Basic .........................................       $0.51          $0.48          $0.42          $0.49           $0.46
        Diluted .......................................       $0.48          $0.46          $0.40          $0.47           $0.43
Net Income Per Share (5)
        Basic .........................................       $0.43          $0.31          $0.25          $0.43           $0.36
        Diluted .......................................       $0.41          $0.29          $0.24          $0.42           $0.34

Weighted Average Common Shares Outstanding (5) ........  41,817,000     41,448,000     41,207,000     39,784,000      39,612,000
Weighted Average Common and Common Equivalent
 Shares Outstanding (5) ...............................  44,319,000     43,676,000     42,913,000     41,632,000      41,964,000

Return on Period Average Assets, annualized (3) .......        1.74%          1.61%          1.60%          1.48%           1.45%
Return on Period Average Equity, annualized (3) .......       26.38%         24.14%         23.62%         21.88%          23.65%
Net Interest Margin - Average Earning Assets (6) ......        5.89%          5.68%          5.71%          5.47%           5.42%
Operating Expense Ratio (Before Nonrecurring and
 Merger Items) (6) ....................................        2.78%          2.68%          2.81%          2.95%           2.99%
Efficiency Ratio (Before Nonrecurring and Merger
 Items, including $291 million Matsco loans accounted
 for as a Purchase) (6) ...............................       45.52%         44.98%         45.71%         49.69%          50.37%
Efficiency Ratio (Before Nonrecurring and Merger Items,
 excluding Matsco loans) (6) ..........................       43.85%         44.98%         45.71%         49.69%          50.37%


(1) Q1 2000 and Q4 1999 include a $2.1 million and $3.1 million gain on an equity investment, respectively.
(2) Q4 of 1999 Nonrecurring Expenses are comprised of $7.4 million in donations to the GBB Foundation.
(3) Before Nonrecurring and Merger Items of $3.0 million, net of tax, in Q4 2000; $5.4 million, net of tax, in Q3 2000; $6.3 million, net of tax, in Q2 2000; $2.6 million, net of tax, in Q1 2000 and $492,000, net of tax, in Q4 1999.
(4) Components of Nonrecurring and Merger Items. Net Income excluding these items is $20,979 for Q4 2000, $18,303 for Q3 2000, $16,719 for Q2 2000, $14,666
for Q1 2000 and $13,748 for Q4 1999.
(5) Prior periods have been restated for the 2 for 1 stock split effective October 4, 2000.
(6) The expense for dividends paid on Trust Preferred Securities is included in operating expenses for all periods presented. In prior press releases, this expense was classified as interest expense.
Note: Prior periods have been restated to reflect the mergers between Greater Bay Bancorp, Mt. Diablo Bancshares, Coast Bancorp., Bank of Santa Clara and Bank of Petaluma on a pooling-of-interests basis.

[.EX99_1]

                              GREATER BAY BANCORP
                     December 31, 2000 - FINANCIAL SUMMARY
                 ($ in 000's, except share and per share data)

------------------------------------------------------------------------------------------------------------------------------------

SELECTED YEAR TO DATE CONSOLIDATED OPERATING DATA:
                                                                               Dec 31, 2000            Dec 31, 1999
                                                                           --------------------    ---------------------
Interest Income                                                            $           368,363     $            255,377
Interest Expense (6)                                                                   136,400                   90,817
                                                                           --------------------    ---------------------
   Net Interest Income Before Provision for Loan Losses                                231,963                  164,560
Provision for Loan Losses                                                               28,096                   14,039
                                                                           --------------------    ---------------------
   Net Interest Income After Provision for Loan Losses                                 203,867                  150,521

Other Income (1)                                                                        32,539                   28,471
Nonrecurring - Warrant Income                                                           12,986                   14,508
                                                                           --------------------    ---------------------
 Total Other Income                                                                     45,525                   42,979

Operating Expenses (6)                                                                 122,612                  105,114
Other Expenses - nonrecurring (2)                                                            -                   12,160
                                                                           --------------------    ---------------------
 Total Operating Expenses                                                              122,612                  117,274
                                                                           --------------------    ---------------------
Net Income Before Income Taxes, Merger and Other Related
Nonrecurring Costs and Extraordinary Items                                             126,780                   76,226
Income Tax Expense                                                                      48,537                   25,468
                                                                           --------------------    ---------------------
Net Income Before Merger and Other Related Nonrecurring
Costs and Extraordinary Items                                                           78,243                   50,758
Merger and Other Related Nonrecurring Costs, net of tax                                 19,703                    6,486
                                                                           --------------------    ---------------------
Net Income Before Extraordinary Items                                                   58,540                   44,272
Extraordinary Items (3)                                                                      -                      (88)
                                                                           --------------------    ---------------------
   Net Income                                                              $            58,540     $             44,184
                                                                           ====================    =====================
------------------------------------------------------------------------------------------------------------------------------------


SELECTED YEAR TO DATE CONSOLIDATED OPERATING RATIOS:

                                                                               Dec 31, 2000            Dec 31, 1999
                                                                           --------------------    ---------------------

Net Income Per Share (Before Nonrecurring, Merger and Extraordinary
Items) (4), (5)
   Basic                                                                   $              1.71     $               1.21
   Diluted                                                                 $              1.62     $               1.15
Net Income Per Share (Before Merger and Extraordinary Items) (5)
   Basic                                                                   $              1.90     $               1.33
   Diluted                                                                 $              1.80     $               1.26
Net Income Per Share (5)
   Basic                                                                   $              1.42     $               1.16
   Diluted                                                                 $              1.35     $               1.10

Weighted Average Common Shares Outstanding (5)                                      41,229,000               38,245,000
Weighted Average Common & Common Equivalent Shares Outstanding (5)                  43,505,000               40,304,000

Return on Average Assets, annualized (4)                                                  1.61%                    1.39%
Return on Average Equity, annualized (4)                                                 24.08%                   21.08%
Net Interest Margin - Average Earning Assets (6)                                          5.72%                    5.39%
Operating Expense Ratio (Before Nonrecurring and Extraordinary
Items) (6)                                                                                2.80%                    3.17%
Efficiency Ratio (Before Nonrecurring, Merger and
Extraordinary Items, including $291 million Matsco loans
accounted for as a Purchase) (6)                                                         46.36%                   54.45%
Efficiency Ratio (Before Nonrecurring, Merger and
Extraordinary Items, excluding Matsco loans) (6)                                         46.19%                   54.45%

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

(1) 2000 and 1999 include a $2.1 million and $3.1 million gain on an equity investment respectively.
(2) 1999 nonrecurring expenses are comprised of a $7.8 million donation to the GBB Foundation.
(3) 1999 includes $88,000 loss on early retirement of subordinated debt.
(4) Before Merger and Other Related Nonrecurring Costs and Extraordinary
    Items of $19.7 million, net of tax in 2000 and $6.5 million, net of tax, in 1999.
(5) Prior periods have been restated for the 2 for 1 stock split effective October 4, 2000.
(6) The expense for dividends paid on Trust Preferred Securities is included in operating expenses for all periods presented. In prior press releases, this expense was classified as interest expense.

Note: Prior periods have been restated to reflect the mergers between Greater
      Bay Bancorp, Mt. Diablo Bancshares, Coast Bancorp., Bank of Santa Clara and Bank of Petaluma on a pooling-of-interests basis.
--------------------------------------------------------------------------------